EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders Interplay Entertainment Corp.

We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-50254 and Form  S-8 No. 333-60583  of Interplay Entertainment Corp.) of my report dated April 15, 2010 relating to the consolidated financial statements and schedule, which report appears in the December 31, 2009 annual report on Form 10-K .

/s/ Jeffrey S. Gilbert

May 24, 2011